                                                                  Exhibit 99.1
                                                                        1 of 1

                          Annual Servicer's Certificate

                          NationsBank of Delaware, N.A.

                      NationsBank Credit Card Master Trust
                      ------------------------------------

     The undersigned, a duly authorized representative of NationsBank of Delaware, N.A. ("NationsBank"), as Servicer pursuant to the Master Pooling and Servicing Agreement dated as of December 1, 1993, as amended June 4, 1996 and March 31, 1997, (the "Pooling and Servicing Agreement") between NationsBank, as Transferor and Servicer, and The Bank of New York, as Trustee, does hereby certify that:


1. Capitalized terms used in this Officer's Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

2. NationsBank is as of the date hereof the Servicer under the Pooling and Servicing Agreement.

3. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Officer's Certificate to the Trustee.

4. The certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

5. A review of the activities of the Servicer during the during the calendar year ended December 31, 1997, and of its performance under the Pooling and Servicing Agreement was made under my supervision.

6. Based on such review, to the best of the undersigned's knowledge, the Servicer has fully performed all its obligations under the Pooling and Servicing Agreement throughout such calendar year and no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred or is continuing except as set forth in paragraph 7 below.

7. The following is a description of each Servicer Default under the provisions of the Pooling and Servicing Agreement known to me to have been made during the calendar year ended December 31, 1997, which sets forth in detail the (i) nature of each such Servicer Default, (ii) the action taken by the Servicer, if any, to remedy each such Servicer
     Default and (iii) the current status of each such Servicer Default:  None.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer,has duly executed this Certificate this 20th day of March, 1998.



                              By:  /s/  Leslie J. Fitzpatrick
                                  ---------------------------
                                   Leslie J. Fitzpatrick
                                   Senior Vice President

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                                                                  Exhibit 99.2
                                                                        1 of 3


                        Report of Independent Accountants


March 24, 1998

To the Board of Directors of
NationsBank of Delaware, N.A., and
The Bank of New York


We have examined management's assertion that NationsBank of Delaware, N.A. (the "Company") maintained an effective system of internal control over servicing of accounts in compliance with Master Pooling and Servicing Agreement dated December 1, 1993, as amended March 31, 1997 and including the Series 1993-2, the Series 1995-1 and the Series 1996-1 Supplements (collectively, the "Agreement"), between the Company, as Transferor and Servicer, and The Bank of New York, as Trustee, as of February 28, 1998 included in the accompanying Report of Management on Compliance with Master Pooling and Servicing Agreement. We have also examined management's assertion about the Company's compliance with sections 3.1(b-c), 3.1(e), 3.2, 3.4(c), 3.5, 3.8, 3.9, 4.1(a), 4.1(c-f), 4.3, 4.4(a-c), 4.5, 4.6, 4.7, 4.8, 4.9, 4.10,
4.11, 4.12, 4.13, 4.14, 4.15 and 8.8 - and as to sections 4.16 and 4.17 with respect to the Series 1996-1 Supplement and as to section 13.5 where applicable in the previously delineated sections and except for references from such sections to a section (and references therefrom) in Article III or
Article IV not specifically delineated herein - of the Agreement for the period March 1, 1997 to February 28, 1998 for the Series 1993-2 , the Series 1995-1 and the Series 1996-1 (collectively, the "Series"), included in the accompanying Report of Management on Compliance with Master Pooling and Servicing Agreement. Management is responsible for the Company's system of internal control over servicing of accounts in compliance with the Agreement (hereafter referred to as "servicing"), and for compliance with the aforementioned sections of the Agreement. Our responsibility is to express an opinion on management's assertions.

Our examinations were made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of the Company's internal control over servicing and evaluating the design and operating effectiveness of internal control as of February 28, 1998. Our examinations also included examining, on a test basis, evidence about the Company's compliance with the aforementioned sections of the Agreement for the period March 1, 1997 to February 28, 1998 for the Series and performing such other procedures as we considered necessary in the circumstances. We believe that our examinations provide a reasonable basis for our opinion.

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                                                                  Exhibit 99.2
                                                                        2 of 3



March 24, 1998
To the Board of Directors of NationsBank of Delaware, N.A.
and The Bank of New York
page 2

Because of inherent limitations in any internal control, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the internal control over compliance with the specified requirements of the Agreement to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

In our opinion, management's assertion that the Company maintained an effective system of internal control over servicing as of February 28, 1998, based upon the criteria for effective internal control described in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and that the Company complied with the aforementioned sections of the Agreement for the period March 1, 1997 to February 28, 1998 are fairly stated, in all material respects for the Series.


Price Waterhouse LLP
Charlotte, North Carolina
March 24, 1998

                                                                  Exhibit 99.2
                                                                        3 of 3


March 24, 1998


                          NationsBank of Delaware, N.A.
                     Report of Management on Compliance with
                     Master Pooling and Servicing Agreement


The management of NationsBank of Delaware, N.A. (the "Company") is responsible for establishing and maintaining an effective internal control structure over servicing of accounts in compliance with the Master Pooling and Servicing Agreement dated December 1, 1993, as amended March 31, 1997, including the Series 1993-2, the Series 1995-1 and the Series 1996-1 Supplements (collectively, the "Agreement"), between the Company, as Transferor and Servicer, and The Bank of New York, as Trustee. The system contains monitoring mechanisms, and actions are taken to correct deficiencies identified. Even an effective internal control system, no matter how well designed, has inherent limitations, including the possibility of human error and the circumvention or overriding of controls, and therefore, can provide only reasonable assurance with respect to the servicing of accounts in compliance with the Agreement. Further, because of changes in conditions, the effectiveness of an internal control system may vary over time.

Management has assessed its internal control system over servicing of accounts in compliance with the Agreement as of February 28, 1998. This assessment was based on criteria for effective internal control described in Internal Control
- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, insofar as such criteria related to servicing of accounts in compliance with the Agreement. Based on this assessment, management believes that the Company maintained an effective internal control structure over servicing of accounts in compliance with the Agreement as of February 28, 1998 and that for the period March 1, 1997 to February 28, 1998 the Company was in compliance with the Agreement in all material respects.



/s/Thomas J. Korzik                     /s/  Belva A. Wallace
-------------------                     ---------------------
Thomas J. Korzik                        Belva A. Wallace
Senior Vice President                   Senior Vice President



/s/  Philip G. Davis II                 /s/  Leslie J. Fitzpatrick
-----------------------                 --------------------------
Philip G. Davis II                      Leslie J. Fitzpatrick
Senior Vice President                   Senior Vice President


/s/  Amy S. Clay
----------------
Amy S. Clay
Assistant Vice President